Exhibit 99.1
Alliance Semiconductor Announces Settlement of Lawsuit
SANTA CLARA, Calif.—(BUSINESS WIRE)—July 13, 2006—Alliance Semiconductor Corporation (Nasdaq:ALSC, “Alliance”) today announced that on July 7, 2006, it entered into a settlement agreement with Prabhakara Balla and Trit Tek Research Ltd. (collectively, “Plaintiffs”) that resolved Plaintiffs’ twenty-one year-old lawsuit against Alliance. Trit Tek had a contractual relationship with Alliance in the company’s first year in existence, and Prabhakara Balla claimed to be a principal in that company. In 1985, Plaintiffs filed a lawsuit in Canada against a number of defendants, including Alliance. Asserting a misappropriation by Alliance of certain technology, Plaintiffs obtained a default judgment for approximately $172 million against Alliance in Canada in 1998, which was set aside both as to the default and damages in 1999. The default, but not the damages assessment, was later reinstated after further proceedings in the trial court. Alliance, after learning of the purported judgment, initially contested the lawsuit on the basis that it was not served properly and that the Canadian courts lacked jurisdiction over Alliance. Alliance also recently filed related litigation in California to establish that any judgment in Canada could not be enforced against Alliance, and also that Alliance’s 1991 bankruptcy discharged Plaintiffs’ claims. This settlement ends for all parties the continued expense of these protracted proceedings. Pursuant to the settlement agreement, although continuing to deny liability, Alliance agreed to a cash payment to Plaintiffs in exchange for full settlement of all proceedings and a mutual general release of all claims. In reaching the settlement, Alliance recognizes the contributions of Prabhakara Balla to the origins of certain of Alliance’s semiconductor products.
Forward-Looking Statements
Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “becoming,” “receiving” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for the Company or our subsidiaries to differ materially from those discussed in forward-looking statements include: changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the semiconductor and communications industries; our ability to sustain historical margins; increased competition; increased costs; increases in our cost of borrowings or unavailability of debt or equity capital on terms considered reasonable by management if the need for financing arises; litigation; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.
Contacts:
Alliance Semiconductor Corporation, Santa Clara, CA
Melvin L. Keating, President and Chief Executive Officer
408-855-4900